EXHIBIT 99.1

CLEARWATER, Fla.--(BUSINESS WIRE)-- Inuvo®, Inc. (NYSE Amex: INUV), a leading provider of online marketing services, announced today that it will be presenting at the 2010 LD Micro Conference being held at The Luxe Hotel in Los Angeles, California. Chief Executive Officer Richard Howe will present Thursday, December 9, 2010 at 8:30 am Pacific time and will be available for one-on-ones the remainder of the day.

About Inuvo®, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact:

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer, 727-324-0176
wallace.ruiz@inuvo.com
www.inuvo.com
or
Investor Relations
Genesis Select Corporation
Budd Zuckerman, President, 303-415-0200 ext. 106
bzuckerman@genesisselect.com